Exhibit 99.1

Red Hat Reports Third Quarter Results for Fiscal Year 2019

  Third quarter total revenue of $847 million, up 13% year-over-year, or 15% in constant currency
  Third quarter Infrastructure-related subscription revenue of $534 million, up 8% year-over-year, or 9% in constant currency
  Third quarter Application Development-related and other emerging technology subscription revenue of $207 million, up 28% year-over-year, or 30% in constant currency
  Quarter-end deferred revenue balance of $2.5 billion, up 20% year-over-year, or 23% in constant currency

RALEIGH, N.C.--(BUSINESS WIRE)--December 17, 2018--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the third quarter of fiscal year 2019 ended November 30, 2018.

“Adoption of Red Hat’s technologies that enable customers to build and deploy applications more securely and consistently across hybrid and multi-cloud environments continued to drive our growth in Q3,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “For instance, our Certified Cloud and Service Providers (CCSP) program reached the $300 million annualized run-rate milestone in Q3 with 25% year-over-year growth of Red Hat Enterprise Linux on-demand in the public clouds. In addition, we continue to experience strong customer growth in Red Hat OpenShift, our enterprise Kubernetes platform, and Red Hat Ansible Automation, both of which added more than 100 customers in Q3.”

“In Q3, we closed 100 deals over $1 million and delivered double digit total revenue growth of 13% year-over-year, or 15% in constant currency and deferred revenue growth of 20% year-over-year, or 23% in constant currency despite continued foreign exchange volatility. Moreover, our total backlog grew 22% year-over-year to approximately $3.5 billion,” said Eric Shander, Executive Vice President and Chief Financial Officer for Red Hat. “Strong renewals of our largest deals also helped drive these results with all of our top 25 deals renewing at an upsell rate above 120%.”

Revenue: Total revenue for the quarter was $847 million, up 13% year-over-year, or 15% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $741 million, up 13% year-over-year, or 15% measured in constant currency. Subscription revenue in the quarter was 87% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $534 million, an increase of 8% year-over-year, or 9% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $207 million, an increase of 28% year-over-year, or 30% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $109 million, down 8% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP adjusted operating income for the third quarter was $203 million, up 13% year-over-year. For the third quarter, GAAP operating margin was 12.9% and non-GAAP adjusted operating margin was 24.0%. Non-GAAP references in this release are detailed in the tables below.

Net Income: GAAP net income for the quarter was $94 million, or $0.51 diluted earnings per share (“EPS”), compared with GAAP net income of $102 million, or $0.55 diluted EPS, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP adjusted net income for the quarter was $175 million, or $0.96 diluted EPS, as compared to $133 million, or $0.73 diluted EPS, in the year-ago quarter. Non-GAAP adjusted diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Cash: GAAP and non-GAAP operating cash flow was $137 million for the third quarter, down 15% on a year-over-year basis compared to GAAP operating cash flow. Non-GAAP operating cash flow adjusts for the impact of our recent adoption of ASU 2016-15: Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which requires the portion of repayments of convertible notes during the third quarter that is attributable to debt discount to be classified as operating cash flow. GAAP and non-GAAP operating cash flow include approximately $23 million of business combinations expenses paid in the quarter. Total cash, cash equivalents and investments as of November 30, 2018 was $2.2 billion after repurchasing approximately $13 million, or approximately 0.1 million shares, of common stock in the third quarter. The remaining balance in the current repurchase authorization as of November 30, 2018 was approximately $737 million.

Deferred revenue: At the end of the third quarter, the Company’s total deferred revenue balance was $2.5 billion, an increase of 20% year-over-year. The negative impact to total deferred revenue from changes in foreign exchange rates was $53 million year-over-year. On a constant currency basis, total deferred revenue would have increased 23% year-over-year.

Due to the pending transaction with International Business Machines Corporation, Red Hat will not be updating its outlook for fiscal 2019 and will not be hosting a conference call for its third quarter 2019 business results.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world’s leading provider of enterprise open source software solutions, using a community-powered approach to deliver reliable and high-performing Linux, hybrid cloud, container, and Kubernetes technologies. Red Hat helps customers integrate new and existing IT applications, develop cloud-native applications, standardize on our industry-leading operating system, and automate, secure, and manage complex environments. Award-winning support, training, and consulting services make Red Hat a trusted adviser to the Fortune 500. As a strategic partner to cloud providers, system integrators, application vendors, customers, and open source communities, Red Hat can help organizations prepare for the digital future. Learn more at www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; changes in and a dependence on key personnel; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017 (1)	2018	2017 (1)
Revenue:
Subscriptions	$740,661	$656,832	$2,174,881	$1,890,902
Training and services	106,134	91,146	308,191	257,227
Total revenue	846,795	747,978	2,483,072	2,148,129

Cost of revenue:
Subscriptions	53,441	47,277	157,545	137,234
Training and services	70,676	64,482	208,201	181,938
Total cost of revenue	124,117	111,759	365,746	319,172

Gross profit	722,678	636,219	2,117,326	1,828,957

Operating expense:
Sales and marketing	353,592	308,083	1,036,787	880,723
Research and development	164,267	145,580	497,081	424,552
General and administrative	95,861	63,838	227,788	180,430
Total operating expense	613,720	517,501	1,761,656	1,485,705

Income from operations	108,958	118,718	355,670	343,252
Interest income	7,334	4,864	23,023	13,469
Interest expense	4,299	6,180	15,426	18,346
Other expense, net	(464)	(1,187)	(5,115)	(3,033)

Income before provision for income taxes	111,529	116,215	358,152	335,342
Provision for income taxes	17,079	14,606	63,658	61,331
Net income	$94,450	$101,609	$294,494	$274,011

Net income per share:
Basic	$0.54	$0.57	$1.67	$1.55
Diluted	$0.51	$0.55	$1.57	$1.49
Weighted average shares outstanding:
Basic	176,231	177,063	176,762	177,188
Diluted	186,062	186,160	187,501	183,397

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	November 30, 2018	February 28, 2018 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,539,272	$1,724,132
Investments in debt and equity securities, short-term	387,885	318,358
Accounts receivable, net	732,833	806,744
Prepaid expenses	241,145	267,197
Other current assets	69,356	25,666
Total current assets	2,970,491	3,142,097

Property and equipment, net	195,249	206,105
Goodwill	1,285,503	1,288,830
Identifiable intangibles, net	203,613	224,953
Investments in debt securities, long-term	295,870	430,442
Deferred tax assets, net	80,958	92,606
Other assets, net	71,330	89,460
Total assets	$5,103,014	$5,474,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$432,662	$427,139
Deferred revenue, short-term	1,738,547	1,853,719
Other current obligations	404	843
Convertible notes	191,972	23,806
Total current liabilities	2,363,585	2,305,507

Deferred revenue, long-term	790,577	741,453
Convertible notes	324,153	744,194
Other long-term obligations	201,068	205,215
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,614,768	2,416,080
Retained earnings	1,914,574	1,619,688
Treasury stock, at cost	(3,058,598)	(2,525,072)
Accumulated other comprehensive loss	(47,137)	(32,596)
Total stockholders’ equity	1,423,631	1,478,124
Total liabilities and stockholders’ equity	$5,103,014	$5,474,493

(1)	Derived from audited financial statements except for line items adjusted by the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2018	November 30, 2017 (1)	November 30, 2018	November 30, 2017 (1)
Cash flows from operating activities:
Net income	$94,450	$101,609	$294,494	$274,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,775	25,588	80,495	71,541
Amortization of debt discount and transaction costs	4,062	5,630	14,470	16,740
Repayments of convertible notes attributable to debt discount	(552)	—	(33,115)	—
Deferred income taxes	1,983	273	(1,705)	7,831
Share-based compensation expense	56,278	52,318	154,969	142,983
Net amortization of bond premium on debt securities available for sale	256	2,113	1,542	6,988
Other	274	(214)	3,924	1,318
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(219,184)	(113,898)	58,206	111,899
Other receivables	(23,310)	135	(43,555)	(20,211)
Prepaid expenses	2,903	(7,062)	34,565	(6,831)
Accounts payable and accrued expenses	40,325	35,562	38,620	(17,754)
Deferred revenue	153,111	57,275	14,733	(29,017)
Other	(643)	978	(1,964)	1,577
Net cash provided by operating activities	136,728	160,307	615,679	561,075

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(99,890)	(26,580)	(217,951)	(285,773)
Proceeds from maturities of investment in debt securities available for sale	66,406	130,941	259,460	348,285
Proceeds from sales of investment in debt securities available for sale	—	5,293	8,491	19,617
Proceeds from sales of strategic equity investments	—	—	1,300	—
Acquisition of businesses, net of cash acquired	(11,550)	—	(11,550)	(83,965)
Purchase of developed software and other intangible assets	(1,003)	(3,426)	(7,127)	(12,871)
Purchase of property and equipment	(18,229)	(16,587)	(44,845)	(68,268)
Other	—	84	(986)	(105)
Net cash (used in) provided by investing activities	(64,266)	89,725	(13,208)	(83,080)

Cash flows from financing activities:
Proceeds from exercise of common stock options	767	711	1,831	4,541
Proceeds from employee stock purchase program	14,409	10,575	43,356	33,288
Payments related to net settlement of share-based compensation awards	(32,873)	(37,807)	(127,605)	(86,230)
Purchase of treasury stock	(12,791)	(100,000)	(412,845)	(237,002)
Payments on other borrowings	(201)	(346)	(750)	(1,207)
Repayments of convertible notes attributable to principal	(4,036)	(6)	(241,979)	(6)
Net cash used in financing activities	(34,725)	(126,873)	(737,992)	(286,616)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(1,980)	(2,295)	(49,339)	48,985
Net increase (decrease) in cash, cash equivalents and restricted cash	35,757	120,864	(184,860)	240,364
Cash, cash equivalents and restricted cash at beginning of the period	1,503,515	1,210,308	1,724,132	1,090,808
Cash, cash equivalents and restricted cash at end of the period	$1,539,272	$1,331,172	$1,539,272	$1,331,172

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017 (1)	2018	2017 (1)

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,803	$4,199	$14,678	$12,408
Sales and marketing	25,218	23,278	67,562	64,708
Research and development	17,003	14,937	48,091	42,603
General and administrative	9,254	9,904	24,638	23,264
Total share-based compensation expense	$56,278	$52,318	$154,969	$142,983

Amortization of intangible assets expense:
Cost of revenue	$5,864	$4,329	$17,880	$12,491
Sales and marketing	1,396	1,592	4,158	4,634
Research and development	34	34	103	103
General and administrative	2,386	2,084	7,139	6,137
Total amortization of intangible assets expense	$9,680	$8,039	$29,280	$23,365

Total non-cash interest expense related to the debt discount	$3,347	$4,936	$12,223	$14,693

Transaction costs related to business combinations	$27,968	$(52)	$28,086	$1,310

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$94,450	$101,609	$294,494	$274,011
GAAP provision for income taxes	17,079	14,606	63,658	61,331
GAAP income before provision for income taxes	$111,529	$116,215	$358,152	$335,342

Add: Non-cash share-based compensation expense	56,278	52,318	154,969	142,983
Add: Amortization of intangible assets expense	9,680	8,039	29,280	23,365
Add: Non-cash interest expense related to the debt discount	3,347	4,936	12,223	14,693
Add: Transaction costs related to business combinations	27,968	(52)	28,086	1,310
Non-GAAP adjusted income before provision for income taxes	$208,802	$181,456	$582,710	$517,693
Non-GAAP provision for income taxes (2)	33,487	48,116	117,704	141,666
Non-GAAP adjusted net income (basic and diluted)	$175,315	$133,340	$465,006	$376,027

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,062	186,160	187,501	183,397
Dilution offset from convertible note hedge transactions	(3,648)	(4,109)	(3,730)	(2,928)
Non-GAAP diluted weighted average shares outstanding	182,414	182,051	183,771	180,469

Non-GAAP adjusted net income per share:
Basic	$0.99	$0.75	$2.63	$2.12
Diluted	$0.96	$0.73	$2.53	$2.08

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017 (1)	2018	2017 (1)
(2) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$208,802	$181,456	$582,710	$517,693
GAAP estimated annual effective tax rate	21.1%	25.9%	22.7%	26.8%
Provision for income taxes on non-GAAP adjusted income before adjustments	$44,781	$46,949	$132,275	$138,742
Certain non-deductible share-based compensation	(3,535)	—	(8,508)	—
Non-deductible merger related costs	(8,566)	—	(8,566)	—
Discrete tax expense, excluding discrete benefits related to share-based compensation	807	1,167	2,503	2,924
Provision for income taxes on non-GAAP adjusted income, excluding impact from certain non-deductible share-based compensation, non-deductible merger related costs and discrete tax benefits related to share-based compensation	$33,487	$48,116	$117,704	$141,666

GAAP gross profit	$722,678	$636,219	$2,117,326	$1,828,957
Add: Non-cash share-based compensation expense	4,803	4,199	14,678	12,408
Add: Amortization of intangible assets expense	5,864	4,329	17,880	12,491
Non-GAAP gross profit	$733,345	$644,747	$2,149,884	$1,853,856

Non-GAAP gross margin	86.6%	86.2%	86.6%	86.3%

GAAP operating expenses	$613,720	$517,501	$1,761,656	$1,485,705
Deduct: Non-cash share-based compensation expense	(51,475)	(48,119)	(140,291)	(130,575)
Deduct: Amortization of intangible assets expense	(3,816)	(3,710)	(11,400)	(10,874)
Deduct: Transaction costs related to business combinations	(27,968)	52	(28,086)	(1,310)
Non-GAAP adjusted operating expenses	$530,461	$465,724	$1,581,879	$1,342,946

GAAP operating income	$108,958	$118,718	$355,670	$343,252
Add: Non-cash share-based compensation expense	56,278	52,318	154,969	142,983
Add: Amortization of intangible assets expense	9,680	8,039	29,280	23,365
Add: Transaction costs related to business combinations	27,968	(52)	28,086	1,310
Non-GAAP adjusted operating income	$202,884	$179,023	$568,005	$510,910

Non-GAAP adjusted operating margin	24.0%	23.9%	22.9%	23.8%

GAAP net cash provided by operating activities	$136,728	$160,307	$615,679	$561,075
Repayments of convertible notes attributable to debt discount	552	—	33,115	—
Non-GAAP net cash provided by operating activities	$137,280	$160,307	$648,794	$561,075

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	November 30,	November 30,	Year-Over-Year
	2018	2017	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$534,051	$494,974	7.9%
Adjustment for currency impact	7,479	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$541,530	$494,974	9.4%

Application Development-related and other emerging technology offerings	$206,610	$161,858	27.6%
Adjustment for currency impact	4,340	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$210,950	$161,858	30.3%

GAAP subscription revenue	$740,661	$656,832	12.8%
Adjustment for currency impact	11,819	—
Non-GAAP subscription revenue on a constant currency basis	$752,480	$656,832	14.6%

GAAP training and services revenue	$106,134	$91,146	16.4%
Adjustment for currency impact	3,668	—
Non-GAAP training and services revenue on a constant currency basis	$109,802	$91,146	20.5%

GAAP total revenue	$846,795	$747,978	13.2%
Adjustment for currency impact	15,487	—
Non-GAAP total revenue on a constant currency basis	$862,282	$747,978	15.3%

	Nine Months Ended
	November 30,	November 30,	Year-Over-Year
	2018	2017	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$1,583,154	$1,440,383	9.9%
Adjustment for currency impact	(5,212)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,577,942	$1,440,383	9.6%

Application Development-related and other emerging technology offerings	$591,727	$450,519	31.3%
Adjustment for currency impact	(890)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$590,837	$450,519	31.1%

GAAP subscription revenue	$2,174,881	$1,890,902	15.0%

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

Adjustment for currency impact	(6,102)	—
Non-GAAP subscription revenue on a constant currency basis	$2,168,779	$1,890,902	14.7%

GAAP training and services revenue	$308,191	$257,227	19.8%
Adjustment for currency impact	2,696	—
Non-GAAP training and services revenue on a constant currency basis	$310,887	$257,227	20.9%

GAAP total revenue	$2,483,072	$2,148,129	15.6%
Adjustment for currency impact	(3,406)	—
Non-GAAP total revenue on a constant currency basis	$2,479,666	$2,148,129	15.4%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at November 30, 2017	$1,482,428	$623,150	$2,105,578
Constant currency change in deferred revenue	288,895	187,871	476,766
Impact from foreign currency translation	(32,776)	(20,444)	(53,220)
Balance at November 30, 2018	$1,738,547	$790,577	$2,529,124

Year-over-year growth rate	17.3%	26.9%	20.1%
Year-over-year growth rate on a constant currency basis	19.5%	30.1%	22.6%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended November 30, 2018	$527,367	$198,730	$120,698	$846,795
Adjustment for currency impact	6,194	5,354	3,939	15,487
Total revenue on a constant currency basis for the three months ended November 30, 2018	$533,561	$204,084	$124,637	$862,282

Total revenue for the three months ended November 30, 2017	$471,773	$173,718	$102,487	$747,978

Year-over-year growth rate	11.8%	14.4%	17.8%	13.2%
Year-over-year growth rate on a constant currency basis	13.1%	17.5%	21.6%	15.3%

Total revenue for the nine months ended November 30, 2018	$1,541,996	$583,181	$357,895	$2,483,072
Adjustment for currency impact	12,733	(17,992)	1,853	(3,406)
Total revenue on a constant currency basis for the nine months ended November 30, 2018	$1,554,729	$565,189	$359,748	$2,479,666

Total revenue for the nine months ended November 30, 2017	$1,373,512	$477,110	$297,507	$2,148,129

Year-over-year growth rate	12.3%	22.2%	20.3%	15.6%
Year-over-year growth rate on a constant currency basis	13.2%	18.5%	20.9%	15.4%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

The primary impact of adopting ASC 606 related to the deferral of incremental commission and other costs of obtaining contracts with customers. Certain unaudited financial statement information as adjusted to reflect the Company’s adoption of ASC 606 is set forth below. The adjustments resulting from ASC 606 are reflected in presentations of both GAAP and non-GAAP financial information.

Consolidated balance sheets:
	February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Prepaid expenses	$260,092	$7,105	$267,197
Deferred tax assets, net	$93,300	$(694)	$92,606
Other assets, net	$87,924	$1,536	$89,460
Accounts payable and accrued expenses	$427,086	$53	$427,139
Retained earnings	$1,611,794	$7,894	$1,619,688

(1) Derived from audited financial statements.

Consolidated statements of operations:
	Three Months Ended May 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$296,459	$(2,136)	$294,323
Net income	$73,190	$2,124	$75,314
Net income per share:
Basic	$0.41	$0.01	$0.42
Diluted	$0.40	$0.01	$0.41

	Three Months Ended August 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$278,548	$(231)	$278,317
Net income	$96,859	$229	$97,088
Net income per share:
Basic	$0.55	$—	$0.55
Diluted	$0.53	$—	$0.53

	Three Months Ended November 30, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$308,388	$(305)	$308,083
Net income	$101,306	$303	$101,609
Net income per share:
Basic	$0.57	$—	$0.57
Diluted	$0.54	$0.01	$0.55

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended February 28, 2018
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$315,181	$(618)	$314,563
Net loss	$(12,552)	$392	$(12,160)
Net loss per share:
Basic	$(0.07)	$—	$(0.07)
Diluted	$(0.07)	$—	$(0.07)

	Twelve Months Ended February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$1,198,576	$(3,290)	$1,195,286
Net income	$258,803	$3,048	$261,851
Net income per share:
Basic	$1.46	$0.02	$1.48
Diluted	$1.40	$0.02	$1.42

(1) Derived from audited financial statements.

CONTACT:
Media Contact:
Stephanie Wonderlick
Red Hat, Inc.
(571) 421-8169
swonderl@redhat.com

Investor Relations:
Tom McCallum
Red Hat, Inc.
(919) 754-4630
tmccallum@redhat.com